UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2009

VOLT INFORMATION SCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

560 Lexington Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 704-2400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the ExchangeAct (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to the Securitization Program

As reported previously, effective June 3, 2008 Volt Information Sciences, Inc. (the “Company”) entered into an amended multi-buyer accounts receivable securitization program (the “Securitization Program”), administered by PNC Bank, National Association (“PNC Bank”). Under the Securitization Program, receivables related to the United States operations of the staffing solutions business of the Company and its subsidiaries are sold from time-to-time by the Company to Volt Funding Corp., a wholly-owned special purpose subsidiary of the Company (“Volt Funding”). Volt Funding, in turn, sells undivided percentage ownership interests in the pool of receivables to two commercial paper conduits, Market Street Funding LLC (a PNC Bank affiliate), and Relationship Funding LLC. The Company has the servicing responsibility for the accounts receivable.

The Securitization Program provided for a maximum aggregate net investment by those buyers of $200.0 million, and expires in 2013 (subject to 364-day liquidity).

On January 7, 2009, the Company and Volt Funding amended the Securitization Program to reduce the maximum permitted aggregate net investment from $200.0 million to $175.0 million and to extend the 364-day liquidity to January 6, 2010. The scheduled expiration of the Securitization Program was not amended, and remains 2013.

This summary does not purport to be complete, and is qualified in its entirety by reference to: (i) Amendment No. 2 to the Amended and Restated Receivable Purchase Agreement, dated as of January 7, 2009, among Volt Funding, the Company (in its individual capacity and as Servicer), Market Street Funding LLC, as a Buyer, Relationship Funding LLC, as a Buyer, PNC Bank, as Buyer Agent for Market Street, Fifth Third Bank, as Buyer Agent for Relationship Funding, and PNC Bank, as Administrator, that is filed as Exhibit 10.1 to this Current Report on Form 8-K; (ii) the Letter Agreement dated January 7, 2009 among PNC Bank as Administrator and a Buyer Agent, Fifth Third Bank, as a Buyer Agent, Volt Funding and the Company (in its individual capacity and as Servicer), that is filed as Exhibit 10.2 to this Current Report on Form 8-K; and (iii) the Amended and Restated Receivable Purchase Agreement, dated as of June 3, 2008, among Volt Funding, the various Buyers and Buyer Agents from time to time party thereto, the Company (in its individual capacity and as Servicer), and PNC Bank, as Administrator, that was filed as Exhibit 10.01 to the Company’s Form 10-Q for the quarter ended July 27, 2008.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Creation of a Direct Financial Obligation

Information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1

Amendment No. 2 to the Amended and Restated Receivable Purchase Agreement, dated as of January 7, 2009, among Volt Funding, the Company, in its individual capacity and as Servicer, Market Street Funding LLC, as a Buyer, Relationship Funding LLC, as a Buyer, PNC Bank, as Buyer Agent for Market Street, Fifth Third Bank, as Buyer Agent for Relationship Funding, and PNC Bank, as Administrator.

10.2

Letter Agreement dated January 7, 2009 among PNC Bank, as Administrator and a Buyer Agent, Fifth Third Bank, as a Buyer Agent, Volt Funding, as Seller, and the Company, in its individual capacity and as Servicer.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.
Date: January 13, 2009	By:	/s/ Ludwig M. Guarino
Ludwig M. Guarino, Senior Vice President and Treasurer

EXHIBIT INDEX

10.1

Amendment No. 2 to the Amended and Restated Receivable Purchase Agreement, dated as of January 7, 2009, among Volt Funding, the Company, in its individual capacity and as Servicer, Market Street Funding LLC, as a Buyer, Relationship Funding LLC, as a Buyer, PNC Bank, as Buyer Agent for Market Street, Fifth Third Bank, as Buyer Agent for Relationship Funding, and PNC Bank, as Administrator.

10.2

Letter Agreement dated January 7, 2009 among PNC Bank, as Administrator and a Buyer Agent, Fifth Third Bank, as a Buyer Agent, Volt Funding, as Seller, and the Company, in its individual capacity and as Servicer.